Section 906 Certification

I, Glenn S. Freed, certify that the periodic report containing the financial statements filed herewith pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) (the “1934 Act”) fully complies with the requirements of said Sections 13(a) or 15(d) of the 1934 Act and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: November 27, 2012

/s/ Glenn Freed
Glenn Freed
President

Section 906 Certification

I, Carlos A. Elizondo, certify that the periodic report containing the financial statements filed herewith pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) (the “1934 Act”) fully complies with the requirements of said Sections 13(a) or 15(d) of the 1934 Act and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: November 27, 2012

/s/ Carlos Elizondo
Carlos Elizondo
Treasurer